Exhibit 10.9

            TWO RIVER COMMUNITY BANK 2003 INCENTIVE STOCK OPTION PLAN

SECTION 1. General Purpose of Plan
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      The name of this plan is the Two River Community Bank 2003 Incentive Stock
Option Plan (the "Plan"). The purpose of the Plan is to enable Two River Community Bank (the "Bank") to continue to attract, retain and motivate employees who contribute, or who are expected to contribute, to the ongoing success of the Bank by their skill, experience, ability, diligence and industry, and to provide such individuals with the meaningful opportunity to participate in the long-term success and growth of the Bank by giving them a proprietary interest in the Bank. The Plan is intended to qualify as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code (the "Code"), and all of its terms shall be interpreted in a manner which is entirely consistent with that intention and the applicable provisions of the Code and the Treasury Regulations.

SECTION 2. Definitions
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      As used in this Plan, the following terms have the meanings set forth below. The singular includes the plural, the masculine gender includes the feminine gender, and vice versa, as the context may require. The word "person" includes any natural person and any corporation, firm, partnership, or other form of association.

"Board" means the Board of Directors of the Bank.

"Change of Control" means any of the following:

(i) The acquisition of nominal or beneficial ownership of at least twenty five percent (25%) of the Stock, or all or substantially all of the assets of the Bank, by a single person, a single entity or a group of persons or entities acting in concert, in a single transaction or a series of transactions

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the intention or effect of which is to culminate in an acquisition of Stock or assets which comes within the description of this sentence;

(ii) The merger, consolidation or combination of the Bank with an unaffiliated corporation in which the Directors immediately prior to such transaction constitute less than a majority of the board of directors of the surviving new or combined entity in such transaction;

(iii) The transfer of all or substantially all of the Bank's assets to an unaffiliated corporation;

(iv) The election to the Board during any consecutive three-year period of a group of individuals constituting a majority of the Board who were not serving as directors immediately prior to such consecutive three-year period; provided that any new director whose election was approved by a majority of the Board prior to his or her election shall be disregarded for this purpose.

"Code" means the Internal Revenue Code of 1986, as it may be amended from lime to time.

"Committee" means the Compensation Committee of the Board, to which the Board has expressly delegated the authority to administer the Plan.

"Common Stock" means the common stock, $5.00 par value, of the Bank.

"Disability" means the permanent disability of a Participant or the continuous failure of a Participant to perform substantially all of the services to the Bank performed by the Participant prior to such failure for a period of six months commencing with the first date of such failure, for reasons other than termination as an Employee of the Bank, death, or approved retirement.

"Employee" means any officer or other common law employee of the Bank, with such term being defined as broadly as possible in, but only in, that manner which is consistent with Section 422 of the Code.

"Fair Market Value" has the meaning which is set forth in Section 8.12.


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"Grant Date" means the date on which an Option is awarded to an eligible
Participant under this Plan, notwithstanding any initial prohibition against exercise.

"Incentive Stock Option" or "Option" means a stock option granted under this Plan, which is intended to qualify in every respect as an incentive stock option under Section 422 of the Code.

"Misconduct" means the willful and continued failure by the Participant to perform the Participant's duties for the Bank after a warning in writing from the Committee specifically identifying any such failure; the willful participation by the Participant in an act which causes material injury to the Bank, as specified in a written notice from the Committee; conviction of a felony or other crime (other than a traffic violation); or excessive absenteeism (other than for illness), after a warning in writing from the Committee. No act or failure to act on the part of a Participant shall be considered to be willful unless done, or omitted to be done, without good faith and without the reasonable belief that the action or omission was in the best interest of the Bank.

"Participant" means an Employee to whom an Option has been awarded under the Plan.

"Qualified Person" means a living Participant's legal guardian or legal representative, or a deceased Participant's legal representative, heir or legatee, as the case may be, who has a legal right to or in respect of an Option held by that Participant.

"Share" means a share of Common Stock.

"Stated Expiration Date" means the date set forth in the Incentive Stock Option agreement on which the related Incentive Stock Option expires, absent the Participant's termination of service to the Bank.


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SECTION 3. Administration
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3.01 The Committee. The Plan shall be administered by the Compensation
Committee, which shall consist of those members of the Board who are, from time to time, duly appointed to the Committee by the Board from among the Directors.

      The Committee shall have the full, final and preemptive power and authority, exercisable in its sole discretion, to grant Incentive Stock Options to eligible Employees, pursuant to the terms of the Plan.

      In particular, but not by way of limitation, the Committee shall have the authority:

      (i) to select those Employees to whom Options may from time to time be granted under the Plan;

      (ii) to determine whether and to what extent Options are to be granted hereunder; and

      (iii) to determine the terms and conditions under which Options granted under the Plan are to be held, exercised and forfeited, including those terms and conditions which relate to vesting and expiration, all of which shall be subject to ratification by the Board and shall be entirely consistent with both the terms of the Plan and the applicable provisions of the Code and the Treasury Regulations.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, determine to be advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan, PROVIDED, HOWEVER, that any rule, guideline and practice adopted by the Committee shall be entirely consistent in its terms and application with those provisions of the Code and the


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Treasury Regulations which relate to the continuing qualification of the Plan as a qualified incentive stock option plan under Section 422 of the Code.

      All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Bank and Participants. No member of the Committee shall be liable for any action or determination made in good faith.

SECTION 4. Eligibility
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4.01 Designation of Employees. All Employees of the Bank, including officers and those Directors who are employees, are eligible to receive Incentive Stock Options under the Plan. No Director or other person who is not an employee of the Bank may receive Incentive Stock Options under the Plan.

4.02 Participants. The Committee may consider any legally permissible factor in selecting Participants and in determining the type and amount of their incentive Stock Options, including, but not limited to, (a) the current or anticipated financial condition of the Bank, (b) the actual or anticipated contribution by the Participant to the Bank and its customers, and (c) the other compensation provided to the Participant. The Committee's award of an incentive Stock Option to an Employee in any year shall not require the Committee to award, or preclude the Committee from awarding, any Incentive Stock Option to that Employee in any other year.

SECTION 5. Shares Subject the Plan
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5.01 Number of Shares. Subject to Section 8.07, the aggregate number of Shares which may be issued under the Plan shall not exceed 67,879 Shares.

5.02 Expiration and Cancellation. If an Option granted under the Plan expires, is terminated, or is otherwise canceled before its exercise, that Option and the related shares of Common Stock shall


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not apply toward the limits established under Section 5.01. If Shares issued or awarded under this Plan are forfeited, canceled, terminated, or reacquired by the Bank, those forfeited, canceled, terminated, or reacquired Shares shall not apply toward the limits established under Section 5.01 and shall be available again for the grant of Options.

5.03 Maintenance of Stock. Shares issued under the Plan shall be authorized and unissued shares or shares of treasury stock. The Bank shall always maintain such Shares in a number which is at least equal to the number of Shares for which Options have been granted and remain outstanding and unexercised under the Plan and any other stock option plan or arrangement established by the Bank.

SECTION 6. Stock Options
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      Each Incentive Stock Option granted under this Plan must be granted within ten (10) years from the date on which the Plan was adopted by the Board, and shall be subject to the following terms and conditions:

6.01 Price. The option price per share shall be equal to the Fair Market Value of the Common Stock on the Grant Date of the Incentive Stock Option.

6.02 Number. The number of Shares covered by each Incentive Stock Option awarded to each Participant shall be determined by the Committee, consistent with any limitations which are set forth in the Code, the Treasury Regulations, or any other applicable provision of law, subject to ratification by the Board. The aggregate Fair Market Value on the Grant Date of those Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Bank) shall not exceed One Hundred Thousand Dollars ($100,000).


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6.03 Exercise. An Incentive Stock Option may be exercised, in whole or in part, by giving written notice to the Bank (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Bank may designate. The notice shall identify the Incentive Stock Option being exercised and shall contain such other information and terms as the Committee may require. The notice shall be accompanied by full payment of the purchase price for the Shares, in such form as the Committee shall determine to be consistent with the requirements of the Code and any other applicable legal authority. As soon as practicable after receipt of the written notice and full payment of the purchase price, the Bank shall deliver to the person exercising the Stock Option one or more certificates for the Shares. Unless exercised sooner, each Incentive Stock Option shall have a Stated Expiration Date no later than ten (10) years after the Grant Date for that Incentive Stock Option.

6.04 Limitation on Participation. No Incentive Stock Options shall be granted to any Employee who, at the time at which such option would otherwise be granted, owns (within the meaning of Section 422 of the Code) stock having more than 10% of the total combined voting power of all classes of stock of the Bank.

6.05 Vesting. The vesting of Incentive Stock Options shall be determined by the Committee and shall be a date and/or event(s) specified by the Committee with respect to each Incentive Stock Option, provided that such date or event is not before the Grant Date for that Incentive Stock Option. In the absence of an express statement by the Committee as to the vesting of any particular Incentive Stock Option, such Option shall vest immediately on the Grant Date with respect to one third (1/3) of the Stock covered by the Option, and vest with respect to an additional one third (1/3) on each anniversary date of the Grant Date of such Option. Except as described in this provision, no other vesting schedule has been established and any future vesting


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of Incentive Stock Options, or any particular Incentive Stock Option, shall be determined in the sole discretion of the Committee.

6.06 Incorporation by Reference of Applicable Provisions of the Code. Each Incentive Stock Option agreement referred to in Section 8.05 and those provisions of this Plan which relate to the terms and conditions under which the Incentive Stock Options are issued, held and exercised shall contain or shall be deemed to contain by incorporation all provisions required in order to qualify the Incentive Stock Options as incentive stock options under Section 422 of the Code, and the provisions of this Plan shall be interpreted and construed to continuously effect such treatment under that Section.

SECTION 7. Expiration and Forfeiture of Incentive Stock Options
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      Notwithstanding the Stated Expiration Date of a particular Incentive Stock
Option or those terms which relate to its exercise or vesting, all as set forth in an Incentive Stock Option agreement, the related Option shall expire and be subject to forfeiture in accordance with the terms of this Section 7 upon the occurrence of any of the following events:

      If the Participant is terminated by the Bank as an Employee by reason of Misconduct, all incentive Stock Options held by the Participant shall terminate ipso facto and shall be immediately forfeited in their entirety as to their vested and unvested portions;

      If the Participant's service as an Employee of the Bank terminates by reason of the Participant's death, Disability, or retirement with the prior approval of the Bank, all Options held by the Participant shall become fully exercisable, vested and non-forfeitable, and shall expire on a date which is the earlier of (i) the Stated Expiration Date of such Options or (ii) (a) in the case of such a termination other than by reason of the Participant's death, ninety (90) days from the


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Participant's termination as an Employee of the Bank or (b) in the case of the
Participant's death, one year from the date of death;

      If the Participant's service as an Employee of the Bank terminates other than for any of the reasons set forth in the previous two paragraphs of this
Section 7, the unvested portion of all Incentive Stock Options held by the Participant on the date of such Voluntary Termination shall be forfeited, and the vested portion shall become fully exercisable and shall expire on a date which is the earlier of the stated expiration date of such Options or ninety
(90) days from the Participant's termination as an Employee of the Bank;

      Notwithstanding the foregoing terms, if the Participant's service as an Employee of the Bank or any successor to the Bank terminates within two (2) years after any Change in Control for any reason other than Misconduct, all Incentive Stock Options held by the Participant shall become fully vested and non-forfeitable upon such termination of employment, and shall expire on the earlier of (i) the Stated Expiration Date of such Options or (ii) ninety (90) days from the Participant's termination as an Employee of the Bank or its successor.

      No Stock Option granted under the Plan shall provide for the payment of cash to any Director or Employee upon its cancellation.

SECTION 8. General.
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8.01 Effective Date. This Plan shall be effective as of the date of its approval by the shareholders of the Bank in accordance with the applicable provisions of the Banking Act of 1948, N.J.S. 17:9A-1 et seq., and the regulations promulgated under the Act. If shareholder approval is not obtained within one year following the date the Plan is adopted by the Board, the Plan and any award of Options by the Committee in anticipation of its adoption shall be void ab initio.


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8.02 Duration. Unless the Plan is terminated earlier by the Board of Directors of the Bank, the Plan shall expire ten (10) years from the date on which the Plan is approved by shareholders of the Bank. No Incentive Stock Option or other rights under this Plan shall be granted thereafter. The Board, without further approval of the Bank's shareholders, may at any time before that date terminate the Plan. After the termination of the Plan under the foregoing sentence, no further Incentive Stock Options may be granted under the Plan. Options granted before any such termination shall continue to be exercisable, but only in accordance with the terms of the Option as such terms are set forth in any agreement with respect to the Option or this Plan.

8.03 Non-Transferability of Incentive Stock Options: Exercise by Participant. No Option may be sold, pledged, assigned, encumbered, disposed of or otherwise transferred other than by will or the laws of descent and distribution. The Bank shall not be required to recognize any attempted disposition by any Participant or Qualified Person. During a Participant's lifetime, such Participant's Options are exercisable only by such Participant.

8.04 Change of Control. Notwithstanding anything to the contrary set forth in the Plan in the event that (i) the Bank experiences a Change of Control, or (ii) the Bank adopts a plan of complete liquidation, then (A) all Incentive Stock Options granted hereunder shall be fully exercisable upon the consummation of such event and (B) the Bank may, in the exercise of its sole discretion, give a Participant written notice thereof requiring such Participant either (1) to exercise his or her Options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, (2) in the event of a merger or consolidation in which shareholders of the Bank will receive shares of another corporation, to agree to convert his or her Options into comparable options to acquire such shares, (3) in the event of a merger or consolidation in which shareholders of the Bank will


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receive cash or other property (other than capital stock), to agree to convert his or her Options into such consideration (in an amount representing the appreciation over the exercise price of such Options) or (4) to surrender such Options or any unexercised portion thereof. Any Options as to which the Bank does not issue a notice of the type described in the foregoing sentence shall remain subject to all of the terms and conditions of this Plan and the Incentive Stock Option agreement, including, but not limited to, the terms and conditions of Section 7 of this Plan.

8.05 Incentive Stock Option Agreements. The terms of each Incentive Stock Option shall be stated in an agreement between the Bank and the Participant in a form approved by the Committee. The Participant must execute and deliver the agreement to the Bank as a condition to the effectiveness of the Option. All such agreements may contain all such terms and condition as the Committee considers to be advisable which are not inconsistent with the Plan and the applicable provisions of the Code, including, but not limited to, provisions which relate to vesting, exercise, expiration and transfer restrictions on those Incentive Stock Options which are subject to the Incentive Stock agreement.

8.06 Compliance with Law. The Bank may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Option or the Shares issuable or issued under any Option granted under this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition to, or in connection with, the award of any Option, the issuance of Shares under any Option or this Plan, or the removal of any restrictions imposed on such Shares. If the Bank makes such a determination, the Option shall not be awarded or the Shares shall not be issued or the restrictions shall not be removed, as the case may be, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have


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been effected or obtained free of any conditions not acceptable to the Bank. The
Bank's obligation to sell or issue Shares under any Option is subject to the compliance with all applicable laws and regulations. The Committee, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

8.07 Adjustment. If the outstanding Shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of securities of the Bank or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of securities or dividend payable in corporate securities, then an appropriate adjustment shall be made by the Board in the number, kind and/or price of Shares with respect to which Options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number, kind and/or price of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable. In the event of any such adjustment, the exercise price of any Option, the performance objectives, restrictions or other terms and conditions of any Option and the Shares issuable under any Option shall be adjusted as and to the extent appropriate, in the sole and absolute discretion of the Board, to provide each Participant with substantially the same relative rights before and after such adjustment to the extent practical.

8.08 Withholding. The Bank shall have the right to withhold from any payments made under the Plan or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law, with such withholding being effected in the manner determined by the Committee.


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8.09 No Right to Continued Employment. No Participant under the Plan shall have any implicit right to continue in the employ of the Bank for any period of time because of his or her participation in the Plan.

8.10 No Right as Shareholder. No Participant or Qualified Person shall have the rights of a shareholder with respect to the Shares covered by an Option unless and until such time as a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

8.11 Amendment of the Plan. In accordance with all applicable law, the Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall (a) change or impair an Option without the consent of the Participant or Qualified Person holding that Option, or (b) without the prior approval of the Bank shareholders: (i) increase the limits provided in Section 5.01 (except by adjustment under Section 7.07); (ii) change the class of person eligible to receive Options under the Plan; or (iii) make any other change that requires approval of the Bank shareholders either under applicable law or to preserve the treatment of the Incentive Stock Options as such under Section 422 of the Code.

8.12 Definition of Fair Market Value. Whenever "Fair Market Value" of the Common Stock is to be determined for purposes of this Plan, it shall be conclusively determined by the Committee, which may use all or any combination of the bid price last quoted by a reputable brokerage firm on such Grant Date; an independent third party assessment of the fair market value of the Common Stock; and the prices at which the most recent transactions in the Common Stock have been effected. In no event shall any Option be granted for less than par value of the Common Stock.


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8.13 Investment Letter. If required by the Committee, each Participant shall agree to execute a statement directed to the Bank, upon each and every exercise by such Participant of any Stock Options, that shares of Common Stock issued thereby are being acquired for investment purposes only and not with a view to the distribution thereof, and containing an agreement that such Shares will not be sold or transferred unless either (1) registered under the Securities Act of 1933 and all applicable state securities laws, or (2) exempt from such registration in the opinion of Bank counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Stock Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

8.14 Fractional and Minimum Shares. In no event shall a fraction of a share of Common Stock be purchased or issued under the Plan without Board approval. The Committee may specify a minimum number of Shares for which each Stock Option must be exercised.

8.15 Application of Funds. The proceeds received by the Bank from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

8.16 Other Incentives and Plans. Nothing in this Plan shall prohibit the Bank from establishing other employee incentives and plans.

8.17 Governing Law. The validity and construction of the Plan and of each agreement evidencing Incentive Stock Options shall be governed by the laws of the State of New Jersey, excluding the conflict-of-laws principles thereof.


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